UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

Primo Water Corporation
(Exact name of registrant as specified in its charter)

Ontario	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Assembly Dr. Suite 800 Tampa, Florida, United States (Address of Principal Executive Offices)	33607 (Zip Code)

Registrant’s telephone number, including area code:          (813) 544-8515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without nominal or par value	PRMW	New York Stock Exchange
	PRMW	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosure contained in Item 8.01 is hereby incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure contained in Item 8.01 is hereby incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure contained in Item 8.01 is hereby incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holdings.

The disclosure contained in Item 8.01 is hereby incorporated by reference herein.

Item 5.01.	Change in Control of Registrant

The disclosure contained in Item 8.01 is hereby incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure contained in Item 8.01 is hereby incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure contained in Item 8.01 is hereby incorporated by reference herein.

Item 8.01.	Other Events.

On November 8, 2024, Primo Water Corporation (the “Company”) consummated the transactions contemplated by that certain Arrangement Agreement and Plan of Merger, dated as of June 16, 2024, as amended by that certain Amendment No. 1 thereto, dated as of October 1, 2024 (as amended, the “Arrangement Agreement”), by and among the Company, Triton Water Parent, Inc., formerly a Delaware corporation (“BlueTriton”), Primo Brands Corporation (formerly known as Triton US HoldCo, Inc.), a Delaware corporation and formerly a wholly-owned subsidiary of BlueTriton (“Primo Brands”), Triton Merger Sub 1, Inc., formerly a wholly-owned subsidiary of Primo Brands (“Merger Sub”), and 1000922661 Ontario Inc., formerly a wholly-owned subsidiary of Primo Brands (“Amalgamation Sub”). As contemplated by the Arrangement Agreement: (i) Amalgamation Sub acquired all of the issued and outstanding common shares, no par value (the “Company Shares”), of the Company that were outstanding immediately prior to the effective time of the Arrangement (as defined below) (the “Effective Time”) (other than any Company shares held by Amalgamation Sub or any of its affiliates) in exchange for shares of Class A common stock, par value $0.01 per share (the “Class A common stock”), of Primo Brands on a 1:1 basis, resulting in former owners of Company shares and former holders of Company Equity Awards (as defined herein) holding shares of Class A common stock representing approximately 43% of the Fully Diluted Shares (as defined herein), followed immediately by an amalgamation of the Company and Amalgamation Sub, with the resulting amalgamated entity, named “Primo Water Corporation,” becoming a wholly-owned subsidiary of Primo Brands (the “Arrangement”); (ii) immediately following completion of the Arrangement, Merger Sub merged with and into BlueTriton (the “Merger”), with BlueTriton surviving the Merger as a wholly-owned subsidiary of Primo Brands; (iii) immediately following the Merger, and as part of one integrated transaction with the Merger, BlueTriton, as the surviving corporation in the Merger, merged with and into Primo Brands (the “Subsequent Merger” and, together with the Merger, the “Mergers” and, collectively with the Arrangement, the “Transaction”), with Primo Brands being the surviving corporation in the Subsequent Merger; (iv) in connection with the Subsequent Merger, each share of common stock of BlueTriton issued and outstanding immediately prior to the Merger (other than shares cancelled in accordance with the Arrangement Agreement) were converted into shares of Class A common stock or shares of Class B common stock, par value $0.01 per share (the “Class B common stock”), of Primo Brands such that the sole shareholder of BlueTriton holds shares of Class A common stock and Class B common stock (collectively, the “Shares”) representing approximately 57% of the Fully Diluted Shares; and (v) as a result of the Transaction, the Company and Triton Water Intermediate, Inc., previously a wholly-owned subsidiary of BlueTriton, became wholly-owned subsidiaries of Primo Brands.

At the effective time of the Transaction, Primo Brands became the successor issuer to the Company pursuant to Rule 12g-3(a) under the Exchange Act. Pursuant to Rule 12g-3(a) under the Exchange Act, shares of Primo Brands Class A Common Stock, as the common stock of the successor issuer, are deemed registered under Section 12(g) of the Exchange Act. In connection with the completion of the Transaction, Primo Brands filed with the SEC a Current Report on Form 8-K12G3. As a result, future filings with the SEC will be filed by Primo Brands under CIK No. 0002042694.

The details of the closing of the Transaction are described in the 8-K12G3/A filed by Primo Brands on November 12, 2024, which is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Form 8-K12G3/A filed by Primo Brands Corporation on November 12, 2024.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Water Corporation
November 12, 2024
	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Chief Legal Officer and Secretary